EXHIBIT 99.1

February 18, 2011	TSX Venture Exchange Symbol: MDW NYSE Amex Symbol: MDW Website: www.midwaygold.com

Midway Gold Responds to BCSC Comments on Technical Disclosure

Denver, Colorado – Midway Gold Corp. (the “Company”) advises that in connection with its preliminary prospectus filed February 2, 2011 (the “Prospectus”), it has received comments from the British Columbia Securities Commission (the “BCSC”) regarding the Company’s disclosure of technical and scientific information about its Midway, Pan and Gold Rock properties.

The BCSC’s comments relate to the Company’s compliance with various provisions of National Instrument 43-101 of the Canadian Securities Administrators (“NI 43-101”).  To address the BCSC’s comments, the Company intends to file updated NI 43-101 compliant technical reports on each of Midway, Pan and Gold Rock properties within the next 30 days, and will issue further news releases summarizing the contents of such reports as they become available.

The following is a brief summary of the BCSC’s comments relating to the Company’s technical disclosure on each of the three properties mentioned in its correspondence.

Midway

The Company’s disclosure regarding the Midway property takes into account certain high grade zones on the property delineated since the most recent February 2005 report. The Company expects that these high grade zones will be taken into account by the author of the new technical report on the Midway property which the Company is having prepared.  The status of the low grade resource estimate in the February 2005 report, and other corporate disclosure made since the February 2005 report are also expected to be addressed in the new report.

Pan

The July 20, 2010 technical report which the Company filed in respect of the Pan property contained economic analysis insufficiently comprehensive to meet the definition of a “prefeasibility study”. As a result the Company intends to file a new report for the Pan property which will meet the requirements of a prefeasibility study under NI 43-101.

Gold Rock

The Company disclosed a 2009 estimate of 17.2 million tons grading 0.82 grams of gold per tonne containing 415,000 ounces of gold at Gold Rock in a January 2011 presentation formerly on the Company’s web page. This estimate was an in house estimate prepared by the Company which did not comply with the requirements of NI 43-101.

The Company (a) withdraws its “in house” 415,000 ounce estimate; (b) confirms that the only information on Gold Rock is the historical information contained in its March 11, 2008 news release identifying a 200,000-ounce “historical” estimate present; and (c) advises that it is having an independent NI 43-101 compliant technical report respecting Gold Rock prepared which is expected to be filed shortly.

The Company looks forward to providing updated technical information on each of its Midway, Pan and Gold Rock properties within the next 30 days, and expects to provide further information as the new technical reports on each property is received.

ON BEHALF OF THE BOARD
"Daniel Wolfus"
Dan Wolfus, Director, Chairman and CEO

About Midway Gold Corp.

Midway Gold Corp. is a precious metals company with a vision to explore, design, build and operate mines in a manner accountable to all stakeholders while producing an acceptable return to its shareholders.  For more information about Midway, please visit our website at www.midwaygold.com or contact R.J. Smith, Manager of Corporate Administration, at (877) 475-3642 (toll-free).

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

This press release contains forward-looking statements about the Company and its business. Forward-looking statements are statements that are not historical facts and include statements regarding the anticipated timing to file updated technical reports regarding the Company’s Midway, Pan and Gold Rock properties, the anticipated contents of such technical reports, the anticipated resource and reserve estimates in such technical reports, the Company’s future release of information regarding such technical reports, and the expected compliance of such technical reports with NI 43-101.  The forward-looking statements in this press release are subject to various risks, uncertainties and other factors that could cause the Company's actual results or achievements to differ materially from those expressed in or implied by forward looking statements. These risks, uncertainties and other factors include, without limitation, risks related to delays and difficulties in completing technical reports on the Company’s Midway, Pan and Gold Rock properties in the time periods anticipated, risks related to fluctuations in gold prices; changes in planned work resulting from weather, logistical, technical or other factors; the possibility that results of work will not fulfill expectations and realize the perceived potential of the Company's properties; uncertainties involved in the interpretation of drilling results and other tests and the estimation of gold resources; the possibility that required permits may not be obtained on a timely manner or at all; the possibility that capital and operating costs may be higher than currently estimated and may preclude commercial development or render operations uneconomic; the possibility that the estimated recovery rates may not be achieved; risk of accidents, equipment breakdowns and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in the work program; and other factors identified in the Company's SEC filings and its filings with Canadian securities regulatory authorities. Forward-looking statements are based on the beliefs, opinions and expectations of the Company's management at the time they are made, and other than as required by applicable securities laws, the Company does not assume any obligation to update its forward-looking statements if those beliefs, opinions or expectations, or other circumstances, should change.

This press release and the technical reports referred to in this press release use the terms “resource”, “reserve”, “measured resources", "indicated resources" and “inferred resources", which are terms defined under Canadian National Instrument 43-101 and the Canadian Institute of Mining and Metallurgy Classification system. Estimates of mineral reserves in this press release and in the technical reports referred to in this press release have been prepared in accordance with NI 43-101 and differ from the definitions in U.S. Securities and Exchange Commission (“SEC”) Industry Guide 7. Under SEC Industry Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority. Mineral resources are not mineral reserves and do not have demonstrated economic viability. We advise investors that while those terms are recognized and required by Canadian regulations, the SEC  does not recognize them. U.S. investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves as defined in the SEC’s Guide 7. In addition, ”inferred resources" have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. U.S. investors are cautioned not to assume that part or all of an inferred resource exists, or is economically or legally minable.  Accordingly, disclosure in this press release and in the technical reports contained in this press release may not be comparable to information from U.S. companies subject to the reporting and disclosure requirements of the SEC.